Amended and Restated Schedule D

dated June 27, 2019

to

THE ADVISORS’ INNER CIRCLE FUND III

Amended and Restated Rule 18f-3 Multiple Class Plan

dated February 12, 2014

Catholic Investor Funds

(each a Fund to which Knights of Columbus Asset Advisors LLC serves as investment adviser)

Fund	I Shares	Class S Shares	Investor Shares
Catholic Investor Core Bond Fund	X	X	X
Catholic Investor Limited Duration Fund	X	X	X
Catholic Investor Large Cap Growth Fund	X	X	X
Catholic Investor Large Cap Value Fund	X	X	X
Catholic Investor Small Cap Fund	X	X	X
Catholic Investor International Equity Fund	X	X	X
Catholic Investor Long/Short Equity Fund	X	X	X
Catholic Investor U.S. All Cap Index Fund	X	X	X
Catholic Investor Global Real Estate Fund	X	X	X

EXHIBIT D.1

Catholic Investor FUNDS

CERTIFICATE OF CLASS DESIGNATION

I Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

I Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee or a shareholder service fee.

2.	Eligibility of Purchasers

I Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Funds’ prospectus(es).

3.	Voting Rights

Each shareholder of I Shares will have one vote for each full I Share held and a fractional vote for each fractional I Share held. Shareholders of I Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to I Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to I Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of I Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Exchange Rights

Upon request, shareholders may exchange I Shares of a Fund for I Shares of another Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.	Conversion Rights

a.	Conversion at the Option of a Shareholder

Shareholders of I Shares of a Fund may convert such I Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund's prospectus(es).

b.	Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in I Shares, each Fund may, in its discretion, elect to convert such shareholder's I Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s I Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.	Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

EXHIBIT D.2

Catholic Investor FUNDS

CERTIFICATE OF CLASS DESIGNATION

Class S Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

Class S Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee, but are subject to a service fee that is payable under a Shareholder Service Plan.

Under the terms of the Shareholder Service Plan, each Fund is permitted to compensate, out of the Class S Shares assets, in an annual amount up to 0.20% of the average daily net assets of the Class S Shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Fund on behalf of their customers who are Class S Shares shareholders, as described in the Funds’ prospectus(es).

2.	Eligibility of Purchasers

Class S Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Funds’ prospectus(es).

3.	Voting Rights

Each shareholder of Class S Shares will have one vote for each full Class S Share held and a fractional vote for each fractional Class S Share held. Shareholders of Class S Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class S Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Class S Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Class S Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Exchange Rights

Upon request, shareholders may exchange Class S Shares of a Fund for Class S Shares of another Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.	Conversion Rights

a.	Conversion at the Option of a Shareholder

Shareholders of Class S Shares of a Fund may convert such Class S Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund's prospectus(es).

b.	Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in Class S Shares, each Fund may, in its discretion, elect to convert such shareholder's Class S Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Class S Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.	Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

EXHIBIT D.3

Catholic Investor FUNDS

CERTIFICATE OF CLASS DESIGNATION

Investor Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

Investor Shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee and a service fee that is payable under a Shareholder Service Plan.

The Trust, on behalf of the Fund, will make monthly payments to the Distributor under the Rule 12b-1 Distribution Plan approved by the Board of Trustees at an annual rate of up to 0.25% of the Funds’ average daily net assets attributable to Investor Shares. The Distributor will use the Rule 12b-1 fees for expenses associated with the promotion and sale of the Funds’ Investor Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

Under the terms of the Shareholder Service Plan, each Fund is permitted to compensate, out of the Investor Shares assets, in an annual amount up to 0.20% of the average daily net assets of the Investor Shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Fund on behalf of their customers who are Investor Shares shareholders, as described in the Funds’ prospectus(es).

2.	Eligibility of Purchasers

Investor Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Funds’ prospectus(es).

3.	Voting Rights

Each shareholder of Investor Shares will have one vote for each full Investor Share held and a fractional vote for each fractional Investor Share held. Shareholders of Investor Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Investor Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Investor Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Investor Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Exchange Rights

Upon request, shareholders may exchange Investor Shares of a Fund for Investor Shares of another Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.	Conversion Rights

a.	Conversion at the Option of a Shareholder

Shareholders of Investor Shares of a Fund may convert such Investor Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund's prospectus(es).

b.	Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in Investor Shares, each Fund may, in its discretion, elect to convert such shareholder's Investor Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Investor Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.	Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.